UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

WNS STUDIOS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g)

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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WNS STUDIOS, INC.

3811 13th Avenue

Brooklyn, NY 11218

July 6, 2015

Dear Stockholders:

The enclosed Information Statement is being furnished to the holders of record of the shares of the common stock, par value $0.0001 per share (the “Common Stock”) of WNS Studios, Inc., a Nevada corporation (the “Company” or “WNS”), as of the close of business on the record date June 24, 2015 (the “Record Date”). The purpose of the Information Statement is to notify our stockholders that on June 24, 2015, the Company received a written consent of the sole director of the Company (the “Board”) and of the holder of 3,600,000 shares, representing 79.9% of the issued and outstanding shares of our Common Stock (the “Consent”). The Consent adopted resolutions which authorized the Company to act on a proposal to amend its Articles of Incorporation to change the name of the Company from “WNS Studios, Inc.” to “Watermark Holdings, Inc.”

The Board believes that the amendment to the Articles of Incorporation (the “Amendment”) is beneficial to the Company. The full text of the Amendment is attached as Appendix A to this Information Statement.

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holder of a majority of the outstanding shares of the voting stock of the Company. The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders. The resolutions will not become effective before the date which is 21 days after this Information Statement was first mailed to the stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholder.

This Information Statement is being mailed on or about July 6, 2015 to stockholders of record on the Record Date.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holder of at least a majority of the outstanding shares of all voting stock of the Company.

Because the stockholder holding at least a majority of the voting rights of our outstanding Common Stock has voted in favor of the foregoing action, and such stockholder has sufficient voting power to approve such action through its ownership of Common Stock, no other stockholder consents will be solicited in connection with the transaction described in this Information Statement. The Board is not soliciting your proxy in connection with the adoption of these resolutions, and proxies are not requested from stockholders.

Sincerely,

By	/s/ Moses Gross
Moses Gross
President and Chief Executive Officer

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WNS STUDIOS, INC.

3811 13th Avenue

Brooklyn, NY 11218

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

_____________________________________

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the holders of record of the shares of the common stock (the “Common Stock”) of WNS Studios, Inc., a Nevada corporation (the “Company”), as of the close of business on the record date, June 24, 2015 (the “Record Date”). The purpose of the Information Statement is to notify our stockholders that on June 24, 2015, the Company received a consent of the sole director of the Company (the “Board”) and of the holder of 3,600,000 of the issued and outstanding shares of our Common Stock, representing 79.9% of the issued and outstanding shares of our Common Stock (the “Consent”). The Consent adopted resolutions which authorized the Company to act on a proposal to amend its Articles of Incorporation to change the name of the Company from “WNS Studios, Inc.” to “Watermark Holdings, Inc.” (the “Amendment”).

The action will become effective on a date that is not earlier than 21 days after this Information Statement is first mailed to our stockholders.

Because the stockholder holding at least a majority of the voting rights of our outstanding Common Stock has voted in favor of the foregoing action, and such stockholder has sufficient voting power to approve such action through its ownership of Common Stock, no other stockholder consents will be solicited in connection with the transaction described in this Information Statement. The Board is not soliciting proxies in connection with the adoption of these resolutions, and proxies are not requested from stockholders.

In accordance with our bylaws, our Board has fixed the close of business on June 24, 2015 as the record date for determining the stockholders entitled to notice of the above noted actions. This Information Statement is being mailed on or about July 6, 2015 to stockholders of record on the Record Date.

Our stockholders are not entitled to appraisal rights under the Company’s Articles of Incorporation, bylaws or Nevada corporate law with respect to the actions taken.

DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. In addition, we will only deliver one Information Statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Also, we will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Stockholders may also address future requests regarding delivery of information statements by contacting us at the address noted above.

VOTE REQUIRED; MANNER OF APPROVAL

Approval to implement the Amendment requires the affirmative vote of the holders of a majority of the voting power of the Company. Because the stockholder holding at least a majority of the voting rights of our outstanding Common Stock has voted in favor of the foregoing action, and such stockholder has sufficient voting power to approve such actions through his ownership of Common Stock, no other stockholder consents will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting proxies in connection with the adoption of this proposal, and proxies are not requested from stockholders.

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In addition, the Nevada Revised Statutes (“NRS”) require the affirmative vote of the holders of a majority of the voting power of the Company and provide in substance that stockholders may take action without a meeting of the stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding voting shares holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting. The action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

The Company has no class of voting stock outstanding other than the Common Stock. There are currently 4,505,000 shares of Common Stock outstanding, and each share of Common Stock is entitled to one vote. Accordingly, the vote or written consent of stockholders holding at least 2,252,501 shares of the Common Stock issued and outstanding is necessary to approve the Amendment. In accordance with our bylaws, our Board of Directors has fixed the close of business on June 24, 2015 as the record date for determining the stockholders entitled to vote or give written consent.

On June 24, 2015, the Board and the holder of 3,600,000 shares, representing 79.9% of the issued and outstanding shares of our Common Stock, executed and delivered to the Company the Consent. Accordingly, in compliance with the NRS, at least a majority of the outstanding voting shares has approved the Amendment. As a result, no vote or proxy is required by the stockholders to approve the adoption of the foregoing action.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), the Amendment may not be filed with the Secretary of State of the State of Nevada to change the Company’s name until at least twenty (20) calendar days after this Information Statement is first mailed to our stockholders. The name change will become effective upon the filing of the Amendment with the Secretary of the State of Nevada, which is anticipated to be on or about July 26, 2015, twenty (20) days after the mailing of this Information Statement.

REASON FOR THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO CHANGE THE COMPANY’S NAME FROM “WNS STUDIOS” TO “WATERMARK HOLDINGS, INC.”.

Management’s current objective is not to be restricted by the reference to studios in its current name and believes that the Company’s new proposed name, “Watermark Holdings, Inc.” is a more generic description. The Company currently has no agreements or arrangements to conduct any business other than as previously disclosed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of July 2, 2015, the number of shares of common stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each executive officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. The stockholder listed below has sole voting and investment power.

The percentages below are calculated based on 4,505,000 shares of common stock outstanding as of July 2, 2015. The business address of the stockholder listed below is: c/o WNS Studios, Inc., 3811 13th Avenue, Brooklyn, New York 11218.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Moses Gross, President, Chief Executive Officer, Treasurer, Secretary and Director	3,600,000	79.9%

All directors and executive officers as a group (one person)	3,600,000	79.9%

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INTEREST OF CERTAIN PERSONS IN OR IN

OPPOSITION TO MATTERS TO BE ACTED UPON

No director, executive officer, associate of any officer or director or executive officer, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the matters herein which is not shared by all other stockholders.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

WNS STUDIOS, INC.

3811 13th Avenue

Brooklyn, NY 11218

By Order of the Board,

By	/s/ Moses Gross
Moses Gross
President and Chief Executive Officer

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AMENDMENT TO ARTICLES OF INCORPORATION

OF

WNS STUDIOS, INC.

WNS Studios, Inc., a corporation organized and existing under the laws of the State of Nevada, hereby certifies as follows:

1. The name of the corporation is WNS Studios, Inc. The date of filing of its original Articles of Incorporation with the Secretary of State was May 15, 2009.

2. This Amended Articles of Incorporation amends Article I of the Articles of Incorporation of this corporation by replacing the name "WNS Studios, Inc." with the name "Watermark Holdings, Inc.".

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in a case of a vote of classes or series or may be required by the provisions of the articles of incorporation in favor of the amendment, is 79.9%.

Signed on this __ day of July, 2015

Moses Gross
President and Chief Executive Officer

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